EXHIBIT 99.1

FOR IMMEDIATE RELEASE                                                                                                                                              May 3, 2017

TANDY LEATHER FACTORY REPORTS SOFT 1ST QUARTER RESULTS
Results are In Line with Expectations and Cash Levels Remain Solid

FORT WORTH, TEXAS – Tandy Leather Factory, Inc. (NASDAQ: TLF) today reported financial results for the first quarter of 2017.  Net income for the quarter ended March 31, 2017 was $1.2 million, down 19% from net income in the first quarter of 2016 of $1.5 million.  Fully-diluted earnings per share for the quarter were $0.13 in the current quarter, compared to $0.16 in last year’s first quarter.  Total sales for the first quarter were $20.1 million, a decrease of 2.5% compared to 2016’s first quarter sales of $20.7 million.

Sales from the North America division, consisting of all stores in the US and Canada, decreased $508,000 in the first quarter, down 2.6% from last year's first quarter sales.  International, consisting of four stores outside of North America, added sales of $918,000 for the quarter, a 1.6% decrease from last year’s first quarter sales of $933,000.

Consolidated gross profit margin decreased minimally from 61.2% in the first quarter of 2016 to 61.0% in the first quarter of 2017.  Operating expenses increased $259,000 in the first quarter of 2017 to $10.5 million compared to $10.3 million in the first quarter of 2016, increasing as a percentage of sales from 49.8% in 2016 to 52.4% in 2017.  Compared to the first quarter of 2016, personnel costs, occupancy and selling costs were the primary contributors to the operating expense increase.

Shannon L Greene, Chief Executive Officer, commented, “Our results this quarter reflect not only soft sales, but the investment we are making in our personnel, including our new district manager program.  On the sales front, similar to what other retailers are reporting, we’re seeing a pattern where consumer spending starts weak, but is expected to pick up as we move through the year.  While it is still early, we are pleased with the performance of our new district managers and the active role they are taking in helping their local stores aggressively build our customer base and strengthen our brand.  I am confident that, while the first year investment is painful, it will pay off in the long run.  Further, despite the retail headwinds, we are   moving forward with our new store openings.  Our Allen, TX store opened a few weeks ago, and we will be announcing the opening of several more new stores in the very near future.”

Tina Castillo, Chief Financial Officer added, “While our results this quarter were lower than comparable, we expected a slow start to the year so the results are actually in line with our guidance.  However, that is not to say that we aren’t laser focused on protecting our gross margin and controlling our expenses, particularly in this challenging retail environment.  Rather, our mission is very clear, to profitably grow the business and increase shareholder value.”

Tandy Leather Factory, Inc., (http://www.tandyleather.com), headquartered in Fort Worth, Texas, is a specialty retailer of a broad product line including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits. The Company distributes its products through its 113 North American stores located in 42 US states and 7 Canadian provinces, and four International stores located in the United Kingdom, Australia, and Spain.  Its common stock trades on the Nasdaq with the symbol "TLF".  To be included on Tandy Leather Factory’s email distribution list, go to http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.
Contact:	Tina Castillo, Tandy Leather Factory, Inc.	(817) 872-3200 or tcastillo@tandyleather.com
	Mark Gilbert, Magellan Fin, LLC	(317) 867-2839 or MGilbert@MagellanFin.com

This news release may contain statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: changes in general economic conditions, negative trends in general consumer-spending levels, failure to realize the anticipated benefits of opening retail stores; availability of hides and leathers and resultant price fluctuations; change in customer preferences for our product, and other factors disclosed in our filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Selected financial data:

	Quarter Ended 03/31/17		Quarter Ended 03/31/16
	Sales	Income from Operations	Sales	Income from Operations
North America*	$19,231,714	$1,811,563	$19,739,491	$2,341,209
International	918,131	(74,072)	932,736	21,581
Total Operations	$20,149,845	$1,737,491	$20,672,227	$2,362,790

North America*	Quarter Ended 03/31/17		Quarter Ended 03/31/16
	# of stores	Sales	# of stores	Sales
Same store sales	108	$18,737,881	108	$19,175,528
New store sales(a)	4	407,655	1	79,654
Closed store sales(b)	3	86,178	3	484,309
Total Sales – North America	112	$19,231,714	110	$19,739,491
(a)
Nyack, NY opened March 2016; Philadelphia, PA opened October 2016; Lyndhurst, NJ opened November 2016; and Johnston, RI opened December 2016.  Allen, TX opened April 17,2017 and is not included in these results.

(b)	Harrisburg, PA temporarily closed from April 2016 to December 2016; Tucson, AZ closed March 2016; and Allentown, PA closed April 2016.

International	Quarter Ended 03/31/17		Quarter Ended 03/31/16
	# of stores	Sales	# of stores	Sales
Same store sales	4	$918,131	4	$932,736
New store sales	-		-	-
Total Sales – International	4	$918,131	4	$932,736

* We operate in two segments:  North America and International.  Prior to January 1, 2017, we operated in three segments:  Wholesale, Retail and International.  To better reflect how management analyzes the business and allocates resources, we combined Wholesale and Retail into North America effective January 1, 2017, while International remains the same. All prior year data discussed throughout this press release has been restated to conform to the new reporting segment structure.  There is no change to our consolidated financial position or results.

TANDY LEATHER FACTORY, INC.
CONSOLIDATED BALANCE SHEETS

	3/31/17 (unaudited)	12/31/16 (audited)
ASSETS
CURRENT ASSETS:
Cash	$16,407,211	$16,862,304
Accounts receivable-trade, net of allowance for doubtful accounts
of $3,548 and $2,404 in 2017 and 2016, respectively	524,692	560,984
Inventory	34,382,003	33,177,539
Prepaid income taxes	474,487	964,323
Prepaid expenses	1,710,217	1,608,860
Other current assets	264,617	140,232
Total current assets	53,763,227	53,314,242

PROPERTY AND EQUIPMENT, at cost	26,156,413	25,536,352
Less accumulated depreciation and amortization	(10,350,479)	(9,884,559)
	15,805,934	15,651,793

DEFERRED INCOME TAXES	376,884	331,086
GOODWILL	957,347	956,201
OTHER INTANGIBLES, net of accumulated amortization of
$709,000 and $708,000 in 2017 and 2016, respectively	20,396	20,840
OTHER ASSETS	344,986	334,408
	$71,268,774	$70,608,570

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable-trade	$2,424,445	$1,621,884
Accrued expenses and other liabilities	4,219,821	5,937,187
Current maturities of capital lease obligation	72,686	72,686
Current maturities of long-term debt	1,075,044	614,311
Total current liabilities	7,791,996	8,246,068

DEFERRED INCOME TAXES	1,854,493	1,911,882

LONG-TERM DEBT, net of current maturities	6,296,685	6,757,419
CAPITAL LEASE OBLIGATION, net of current maturities	-	-
COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY:
Preferred stock, $0.10 par value; 20,000,000 shares
authorized, none issued or outstanding	-	-
Common stock, $0.0024 par value; 25,000,000 shares
authorized, 11,318,331 and 11,309,326 shares issued at 2016 and 2015,
9,275,501 and 9,266,496 outstanding at 2016 and 2015, respectively	27,164	27,142
Paid-in capital	6,413,051	6,368,279
Retained earnings	60,700,758	59,469,493
Treasury stock at cost (2,042,830 shares at 2017 and 2016)	(10,278,584)	(10,278,584)
Accumulated other comprehensive income	(1,536,789)	(1,893,129)
Total stockholders' equity	55,325,600	53,693,201
	$71,268,774	$70,608,570

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31

2017	2016

NET SALES	$20,149,845	$20,672,227
COST OF SALES	7,863,800	8,019,481
Gross profit	12,286,045	12,652,746

OPERATING EXPENSES	10,548,554	10,289,956
INCOME FROM OPERATIONS	1,737,491	2,362,790

OTHER (INCOME) EXPENSE:
Interest expense	36,344	23,429
Other, net	(2,651)	39
Total other (income) expense	33,693	23,468

INCOME BEFORE INCOME TAXES	1,703,798	2,339,322

PROVISION FOR INCOME TAXES	472,533	818,325

NET INCOME	$1,231,265	$1,520,997

NET INCOME PER COMMON SHARE:
BASIC	$0.13	$0.16
DILUTED	$0.13	$0.16

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
BASIC	9,309,424	9,698,951
DILUTED	9,330,303	9,718,453

TANDY LEATHER FACTORY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31

	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,231,265	$1,520,997
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	458,118	414,228
Loss / (gain) on disposal or abandonment of assets	335	(12,023)
Non-cash stock-based compensation	44,794	43,762
Deferred income taxes	(103,187)	31,717
Foreign currency translation	344,789	614,366
Net changes in assets and liabilities:
Accounts receivable-trade, net	36,292	(129,374)
Inventory	(1,204,464)	(47,763)
Prepaid expenses	(101,357)	(112,282)
Other current assets	(126,374)	(76,076)
Accounts payable-trade	802,561	(63,065)
Accrued expenses and other liabilities	(1,717,366)	(1,471,776)
Income taxes payable	489,836	360,847
Total adjustments	(1,076,023)	(447,439)
Net cash provided by operating activities	155,242	1,073,558

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(599,757)	(606,932)
Proceeds from sale of assets	-	22,625
(Decrease) in other assets	(10,578)	(154)
Net cash used in investing activities	(610,335)	(584,461)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable and long term debt	-	2,870,000
Payments on capital lease obligations	-	(6,710)
Repurchase of common stock (treasury stock)	-	(2,870,740)
Net cash used in financing activities	-	(7,450)

NET (DECREASE) INCREASE IN CASH	(455,093)	481,647

CASH, beginning of period	16,862,304	10,962,615

CASH, end of period	$16,407,211	$11,444,262

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid during the period	$36,344	$23,429
Income tax paid during the period, net of (refunds)	$17,303	$457,478